Exhibit 10.4

COMMUNITYONE BANCORP
2012 INCENTIVE PLAN

FORM OF STOCK OPTION AGREEMENT

This Stock Option Agreement (the "Agreement") is effective as of [     ], between CommunityOne Bancorp, a North Carolina corporation (the "Company"), and [     ] (the "Participant").
WHEREAS, the Company has established the CommunityOne 2012 Incentive Plan (the "Plan"), pursuant to which the Company may, from time to time, make grants of Stock Options to eligible employees and other individuals providing services to the Company or an Affiliate (as all such capitalized terms are defined in the Plan); and
WHEREAS, in consideration for the Participant's service to the Company and/or an Affiliate, the Company hereby grants to the Participant a Stock Option (the "Option") pursuant to the terms and conditions of the Plan and this Agreement;
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:
1.Option Award.

(a)Grant of Option; Type of Option. Subject to the terms and conditions set forth in this Agreement and the Plan, effective as of the Grant Date, the Company grants to the Participant an Option to purchase [     ] Shares (the “Covered Shares”). The Option is intended to be an Incentive Stock Option to the maximum extent permitted under Section 422 of the Code; provided, however, that to the extent that, during any calendar year, the Option becomes exercisable for the first time with respect to Shares having an aggregate fair market value in excess of the limit imposed by Section 422(d) of the Code or all or any portion of the Option does not otherwise qualify as an incentive stock option under Section 422 of the Code, (a) the Option shall be treated as a nonqualified stock option and not as an incentive stock option, and (b) upon any exercise of the Option, the Participant shall be required to designate the extent to which the exercise of the Option is with respect to that portion, if any, of the Option that is a nonqualified stock option and that portion, if any, of the Option that is an incentive stock option. If, as of the same date, the Participant exercises the Option with respect to a portion of the Option that is an incentive stock option and with respect to a portion of the Option that is a nonqualified stock option, the Company shall issue separate certificates to the Participant representing (i) those Shares that were acquired pursuant to the exercise of an incentive stock option (which Shares shall be identified on the Company’s stock transfer records as such), and (ii) those Shares that were acquired pursuant to the exercise of a nonqualified stock option.

(b)Exercise Price. The Exercise Price shall be $16.00 per Share, which is in excess of the Fair Market Value of a Share on the Grant Date.

(c)Vesting. The Option shall vest in accordance with and subject to the terms set forth below:
(i)Time-Based Vesting. Subject to the Participant's continued service with the Company or an Affiliate (“service”) through the applicable vesting date: (A) the Option shall vest with respect to one-eighth of the Covered Shares on the first anniversary of the Grant Date, (B) the Option shall vest with respect to one-eighth of the Covered Shares on the second anniversary of the Grant Date, (C) the Option shall vest with respect to one-eighth of the Covered Shares on the third

Exhibit 10.4

anniversary of the Grant Date, and (D) the Option shall vest with respect to one-eighth of the Covered Shares on the fourth anniversary of the Grant Date.

(ii)Performance-Based Vesting. Subject to the Participant's continued service through the applicable vesting date: (A) the Option shall vest with respect to one-quarter of the Covered Shares on the first date that the closing price per share of CommunityOne Bancorp common stock achieves an average of $22.00 over a ten consecutive trading day period (provided that such date occurs prior to the seventh anniversary of the Grant Date).; and (B) the Option shall vest with respect to one-quarter of the Covered Shares on the first date that the closing price per share of CommunityOne Bancorp common stock achieves an average of $24.00 over a ten consecutive trading day period (provided that such date occurs prior to the seventh anniversary of the Grant Date). To the extent that the portion of the Option subject to vesting pursuant to this Section 1(c)(ii) does not vest prior to the seventh anniversary of the Grant Date such portion of the Option shall be immediately forfeited on the date of such seventh anniversary.

(iii)Termination Without Cause or For Good Reason; Death, Disability and Retirement. In the event that the Company terminates the Participant’s service without Cause or the Participant terminates service for Good Reason or in the event of the Participant’s death, Disability, or Retirement, the Option shall vest, or be eligible to vest, to the extent provided in Sections 2(b) and 2(c) below.

(iv)Change in Control. In the event of a Change in Control, the Option (to the extent not previously forfeited) shall thereupon become fully vested.

Except to the extent provided in Sections 2(b) and 2(c) hereof, in no event shall the number of Covered Shares as to which the Option is vested increase after the Participant incurs a termination of service. If application of the preceding vesting provisions would result in the Participant vesting in a fraction of a share, such fractional share shall be rounded down to the next whole share.

(d)Option Period. The “Option Period” for the Option shall be ten years, and the Option will expire on the tenth anniversary of the Grant Date, provided that the Option may be forfeited (and expire) prior to such tenth anniversary to the extent provide herein and the Plan. All The Option to the extent not exercised before the expiration of the Option Period shall terminate (to the extent not previously forfeited).

(e)Exercise of Option. To the extent vested, the Option, or any portion thereof, may be exercised by giving written notice to the Company at such place as the Committee or its designee shall direct. Such notice shall specify the number of Shares to be purchased pursuant to the Option and the aggregate Exercise Price to be paid therefor. To the extent that the Option is exercisable but is not exercised, the vested portions of the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option Period, subject to the terms of the Plan and this Agreement. Upon the exercise of the Option in whole or in part, payment of the Exercise Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Committee, the Company shall as soon thereafter as practicable deliver to the Participant a certificate or certificates for the Shares purchased. Notwithstanding the foregoing, the Company may choose to evidence and maintain the Shares in book-entry or similar form. In such case, no certificates shall be issued and the applicable restrictions will be noted in the records of the Company.
(f)Payment of Exercise Price. Payment of the Exercise Price may be made: (i) in cash or by check (or any combination thereof); (ii) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the Exercise Price; (iii) by delivery (by either actual delivery or attestation) of Shares

Exhibit 10.4

(valued at the date of exercise at their Fair Market Value) owned by the Participant at the time of exercise for a period of at least six months (or other time period, if any, determined by the Committee) and otherwise acceptable to the Committee, (iv) by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof) being exercised, with the payment of the balance of the Exercise Price, if any, being made pursuant to Sections 2(e)(i) or 2(e)(ii) above, (v) by such other methods as may be permitted by the Committee in its sole discretion in accordance with the Plan; or (vi) by a combination of the foregoing methods.

(g)Restrictions on Transferability. The Option shall not be transferable other than by will or the laws of intestate succession. The Option shall be exercisable during the Participant's lifetime only by the Participant. No assignment, pledge or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall be effective; but immediately upon any such attempt to assign, pledge or otherwise transfer the Option, the Option shall be forfeited.

(h)No Shareholder Rights Prior to Exercise. Neither the Participant nor the Participant's legal representative, legatee or distributee shall be deemed to be the holder of any Shares subject to the Option and such persons shall not have any rights of a shareholder unless and until such Shares have been issued and delivered to such person.

2.     Termination of Employment.

(a)Voluntary Termination of Service Other than For Good Reason or By Reason of Retirement, Disability or Death. Notwithstanding anything herein to the contrary, in the event that the Participant voluntarily terminates the Participant’s service other than for Good Reason or by reason of Retirement, Disability, or Death:
(i)the Option to the extent not vested as of the date of the Participant’s termination of service shall be forfeited; and

(ii)the Option to the extent vested as of the Participant's date of termination of service shall be exercisable by the Participant until the earlier of ninety days following termination of service and the expiration of the Option Period.If the Participant incurs a voluntary termination of service in anticipation of a termination of service for Cause, the rights under this subsection (a) shall not apply and the Option (including any rights to exercise the Participant's Option) shall immediately terminate upon the Participant's termination of service.

(b)Termination of Service by Reason of Retirement, Death, or Disability. Notwithstanding anything herein to the contrary, in the event of the Participant’s termination of service due to the Participant's Retirement, death, or Disability, the Participant shall nonetheless be treated for purposes of Section 1(c) as continuing to be employed by the Company until expiration of the Option Period. To the extent that the Option is or becomes exercisable upon or after the Participant's death, the Option may be exercised to such extent by the person or persons to whom the Participant's rights to exercise the Option passed by will or the laws of descent and distribution (or by the executor or administrator of the Participant’s estate).

(c)Termination By the Company Without Cause or By the Participant for Good Reason. In the event that the Participant’s service is terminated by the Company and its Affiliates without Cause, or if the Participant terminates service for Good Reason, the Option shall upon such termination of service become fully vested in its entirety (to the extent not previously vested).

Exhibit 10.4

(d)Termination for Cause: In the event that the Participant’s service is terminated by the Company or any of its Affiliates for Cause, the Option (whether or not vested in whole or in part) shall immediately thereupon be forfeited in its entirety.

(e)Definitions. For purposes of this Agreement, the following definitions shall apply:

(i)Cause. “Cause” means the termination of the Participant on account of (A) the Participant's incompetence or dishonesty in his performance of, deliberate neglect of, willful malfeasance or misconduct in connection with the performance of, or continued failure to substantially perform, duties reasonably assigned to the Participant by the Company Board of Directors or the applicable Board of Directors of CommunityOne Bank or Bank of Granite (CommunityOne Bank and Bank of Granite collectively referred to herein as the "Bank") which are in the interests of the Company or the applicable Bank and consistent with the Participant's obligations hereunder; (B) the Participant's material breach of any employment (or similar agreement) entered into with the Bank or any material written Company policy; (C) the Participant's willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order; or (D) an act or acts on Participant's part constituting (x) a felony or (y) a misdemeanor involving (a) fraud, moral turpitude, dishonesty, breach of trust or fiduciary duties, organized crime or racketeering; (b) a violation of securities or commodities laws or regulations; (c) a violation of depository institution laws or regulations; (d) a violation of housing authority laws or regulations; or (e) a violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization.

(ii)Change in Control. “Change in Control” means, and shall be deemed to have occurred, if:

(A)any Person, other than (i) any employee benefit plans of the Company, the Bank, or any of their affiliates or (ii) the Recapitalization Investors, is or becomes the “beneficial owner” (as defined in Rules 13d 3 and 13d 5 under the Exchange Act, which  Rules shall apply for purposes of this clause (A) whether or not the Company is subject to the Exchange Act), directly or indirectly, of Company securities representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities (“Voting Power”) if, at such time, the Voting Power represented by Company securities beneficially owned by such Person exceeds the Voting Power represented by the Company securities beneficially owned by either of the Recapitalization Investors;

(B)the Company consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a “Fundamental  Transaction”) with any other corporation, other than a Fundamental Transaction that  results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined Voting Power immediately after such Fundamental Transaction of (i) the Company’s outstanding  securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

(C)the shareholders of the Company approve a plan of complete liquidation or winding up of the Company;

(D)the consummation of a sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or

Exhibit 10.4

(E)during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Company Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds (2/3) of the Company Board members then still in office who were directors at the beginning of such period or whose appointment, election or nomination was previously so approved or recommended) cease for any reason to constitute at least a majority of the Company Board.

(iii)Disability. “Disability” shall mean that either (A) the Participant is deemed disabled for purposes of any group or individual long-term disability policy paid for by the Company or the Bank that covers the Participant, or (B) in the good faith judgment of the Company Board of Directors, the Participant is substantially unable to perform the Participant's duties under this Agreement for more than ninety days, whether or not consecutive, in any twelve-month period, by reason of a physical or mental illness or injury.

(iv)Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)Person. “Person” means the term “person” within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof.

(vi)Recapitalization Investors. “Recapitalization Investors” means the Carlyle Investor (including its affiliates) and the Oak Hill Investor (including its affiliates).

(vii)Retirement. “Retirement” means termination of employment on or after the Participant attains age 65.

3.    Tax Matters. The Participant shall pay or make provision for payment to the Company or its Affiliate, as applicable, through payroll or other withholding (which withholding the Participant hereby authorizes), the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the exercise of the Option by one or any combination of the following means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (iii) delivering to the Company already-owned and unencumbered Shares. The determination of the withholding amounts due in such event shall be made by the Company or one of its Affiliates, as applicable, and shall be binding upon the Participant. The Company shall not be required to deliver such Shares unless the Participant has made acceptable arrangements to satisfy any such withholding requirements. Nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

THE PARTICIPANT ACKNOWLEDGES THAT THE PARTICIPANT IS RESPONSIBLE FOR, AND IS ADVISED TO CONSULT WITH THE PARTICIPANT'S OWN TAX ADVISORS REGARDING, THE TAX CONSEQUENCES TO THE PARTICIPANT THAT MAY ARISE IN CONNECTION WITH THE OPTION.
4.    Forfeiture Procedures. In the event of any forfeiture of the Company or the Option, such forfeiture shall be automatic and without further act or deed by the Participant. Notwithstanding the foregoing, if requested by the Company (or its agent), the Participant shall execute such documents (including, without limitation, a power of attorney in favor of the Company) and take such other action deemed necessary or desirable by the Company to evidence such forfeiture.

Exhibit 10.4

5.    Adjustments. The Option granted pursuant to this Agreement shall be adjusted as provided in and subject to the Plan in the event of recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in corporate capitalization affecting the Shares. The existence of the Option shall not affect in any way the authority of the Company and its shareholders to exercise their corporate rights and powers, including, but not by way of limitation, the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company the dissolution or liquidation of the Company the issuance of securities with preference ahead of or affecting the Shares, or any sale or transfer of all or any part of its business or assets.

6.    Securities Laws. Notwithstanding any provision herein to the contrary or in the Plan, the Company shall be under no obligation to issue any Shares to the Participant pursuant to this Agreement unless and until the Company has determined that such issuance is either exempt from registration, or is registered, under the Securities Act of 1933, as amended, and is either exempt from registration and qualification, or is registered or qualified, as applicable, under all applicable state securities or "blue sky" laws. Nothing in this Agreement shall be construed to obligate the Company at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Shares that may be issued pursuant to this Agreement. The Company may require that the Participant make such representations and agreements and furnish such information as the Company deems appropriate to assure compliance with applicable legal and regulatory requirements.

7.    Resolution of Disputes; Interpretation. Any question of interpretation, dispute or disagreement that arises under, or as a result of, this Agreement shall be determined by the Committee in its absolute discretion, and any such determination or other interpretation by the Committee pursuant to this Agreement shall be final, binding and conclusive on all parties affected thereby.

8.    Miscellaneous.

(a)Binding on Successors and Representatives. Subject to the transfer restrictions applicable to the Participant hereunder and other conditions hereof, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Participant's heirs, executors, administrators, personal representatives, and assigns; and the parties agree, for themselves and their successors, representatives and assigns, to execute any instrument which may be necessary legally to effect the terms and conditions of this Agreement.

(b)No Employment Rights. Nothing contained in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate nor interfere with or limit in any way the right of the Company or an Affiliate to terminate the Participant's employment by, or performance of services for, the Company or Affiliate at any time.

(c)Entire Agreement. This Agreement together with the Plan constitute the entire agreement of the parties with respect to the Option and supersede any previous agreement, whether written or oral, with respect thereto. This Agreement has been entered into in compliance with the terms of the Plan; wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Notwithstanding the foregoing, the Option shall be subject to terms of any employment agreement entered into between the Participant and the Company (during the term of any such agreement) and to the extent that any such agreement provides for the Option to become exercisable upon the occurrence of a specified event, the Option shall become vested and exercisable upon the occurrence of such specified event.

Exhibit 10.4

(d)Amendment. Except as otherwise provided below or in the Plan, neither this Agreement nor any of the terms and conditions herein set forth may be altered or amended orally, and any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties hereto. The Company or the Committee may, without obtaining the Participant’s written consent, amend this Agreement in any respect either deems necessary or advisable to comply with Section 409A of the Code and applicable regulations and guidance thereunder and/or to prevent this Agreement from being subject to Section 409A of the Code.

(e)Construction and Definitions. Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.

(f)Notice of Disposition of Shares.  If the Participant sells or otherwise disposes of any of the Shares acquired pursuant to exercise of the Option on or before the later of (i) the second anniversary of the Grant Date, or (ii) first anniversary of the date the Shares were transferred to the Participant pursuant to exercise of the Option, the Participant shall notify the Company, in writing, within 30 days of such disposition. Such notice shall state the number of Shares disposed of, the date disposition, and the sale price or other consideration received in connection with the disposition.

(g)Notices. All notices, requests and amendments under this Agreement shall be in writing, and notices shall be deemed to have been given (i) if delivered by hand, when so delivered, (ii) if sent by overnight express service, one (1) business day after delivery to such service, or (iii) if mailed by certified or registered mail, return receipt requested, three (3) days after delivery to the post office:

(A)	if to the Company, at the following address:
CommunityOne Bancorp
1017 E. Morehead St., Suite 200 Charlotte, North Carolina 28204

or at such other address as the Company shall designate by notice.

(B)	if to the Participant, to the Participant's address appearing in the
Company's records, or at such other address as the Participant shall designate by notice.
(h)    Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and determined in accordance with the laws of the State of North Carolina, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. The parties hereby submit to the jurisdiction of the state and Federal courts encompassing the then current location of the Company's principal headquarters for the resolution of any disputes, claims, or proceedings arising under this Agreement.
(i)Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

Exhibit 10.4

(j)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written below.

COMMUNITYONE BANCORP	PARTICIPANT:
By:
Title:	Date:
Date: